Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm in the Registration Statement on Form S-8 pertaining to the Nordson Corporation 2004 Long-Term Performance Plan and to the incorporation by reference therein of our report dated December 9, 2003, with respect to the consolidated financial statements and schedules of Nordson Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended November 2, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cleveland, Ohio
September 30, 2004